UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 432-2133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2022, Clover Health Investments, Corp. (the “Company” or “Clover Health”) announced a plan of succession whereby, effective as of January 1, 2023, Vivek Garipalli, the Company’s Co-Founder and Chief Executive Officer (“CEO”), will become the Executive Chairman of the Board and leave his position as CEO, and Andrew Toy, the Company’s current President, will be promoted to the position of Co-Founder and CEO and will no longer serve as President. The plan of succession was approved by the Board of the Directors (the “Board”) on August 5, 2022.

Mr. Toy, age 43, has served as the Company’s President since March 2019 and as a member of the Board since November 2018. He previously also served as the Company’s Chief Technology Officer from February 2018 to February 2022. Prior to joining Clover Health, from May 2014 to February 2018, Mr. Toy served as a Product Director at Google LLC, a multinational technology company, where he coordinated enterprise activities for the Android team and ran Machine Learning, Enterprise Search, and analytics for the G-Suite team. Before that, from January 2010 until May 2014, Mr. Toy was the Chief Executive Officer, director and co-founder of Divide, a company focused on creating a split between work and personal data on mobile devices, which was acquired by Google in 2014. Mr. Toy holds a B.S. and an M.S. in computer science from Stanford University.

Mr. Toy and the Company entered into a new employment agreement dated as of August 8, 2022 (the “2022 Toy Agreement”), which sets forth the updated terms of Mr. Toy’s employment to reflect the implementation of the succession plan and his promotion to the role of Co-Founder and CEO effective as of January 1, 2023. Under the terms of the 2022 Toy Agreement, effective January 1, 2023, Mr. Toy will be entitled to receive an annual base salary of $700,000, and an annual cash incentive bonus target equal to 100% of his base salary. In addition, Mr. Toy will receive a special promotion grant (the “Promotion Grant”) of restricted stock units (“RSUs”) covering shares of the Company’s Class A common stock with an aggregate grant value of $18,000,000 to be granted in two installments as follows: $7,000,000 of the value was granted on August 8, 2022, and $11,000,000 of the value will be granted on January 1, 2023. Each portion of the Promotion Grant vests and becomes payable as to 25% of the RSUs on the first anniversary of the applicable date of grant and the remainder in twelve equal quarterly installments thereafter, subject to Mr. Toy continuing to provide services to the Company through each applicable vesting date. Each portion of the Promotion Grant will be subject to the terms, definitions and provisions of the Company’s 2020 Equity Incentive Plan and the RSU award agreement to be entered into between Mr. Toy and the Company. In addition, Mr. Toy will be required to continue to hold the shares issued to Mr. Toy in settlement of the Promotional Award RSUs (less any shares withheld to cover applicable tax obligations) until he beneficially owns shares of the Company’s common stock that have an aggregate value of three times his base salary. Mr. Toy will become eligible for future annual equity awards under the Company’s equity plans beginning in 2024.

Under the terms of the 2022 Toy Agreement, in the event that Mr. Toy’s employment is terminated by the Company without Cause or by Mr. Toy for Good Reason (as such terms are defined in the 2022 Toy Agreement), Mr. Toy will be entitled to receive severance payments and benefits of 1.5 times the sum of his base salary and target bonus, payout of any bonus amount for a performance year completed prior to the date of termination that has not yet been paid, and eighteen months of health benefit continuation coverage. In the event a termination by the Company without Cause or by Mr. Toy for Good Reason occurs within the three months prior to or within the eighteen months following a change in control of the Company, Mr. Toy will be entitled to 2.0 times the sum of his base salary and target bonus, payout of any bonus amounts for a performance year completed prior to the date of termination that has not yet been paid, and twenty-four months of health benefit continuation coverage. In each case, the receipt of the severance payments and benefits is conditioned on Mr. Toy executing and not revoking a general release of claims against the Company. In addition, the 2022 Toy Agreement includes customary confidentiality, eighteen-month post-employment non-competition and non-solicitation, and mutual non-disparagement covenants.

The foregoing description of Mr. Toy’s employment agreement, including the terms of his compensatory arrangements, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Mr. Toy is also party to an indemnification agreement in the Company’s standard form for its executive officers, which requires the Company to, among other things, indemnify its executive officers against liabilities that may arise by reason of their status or service. The agreement also requires the Company to advance all expenses incurred by executive officers in investigating or defending any action, suit or proceeding. The foregoing description is qualified in its entirety by the full text of the Company’s form of indemnification agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (No. 001-39252) filed on January 12, 2021, and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Health Investments, Corp.

Date:	August 10, 2022	By:	/s/ Joseph R. Martin
		Name:	Joseph R. Martin
		Title:	General Counsel and Corporate Secretary